EXHIBIT 23.1

ANDREW I. TELSEY, P.C. Attorney at Law
12835 E. Arapahoe Road, Tower One, Penthouse #803, Englewood, Colorado 80112 Telephone: 303/768-9221 • Facsimile: 303/768-9224 • E-Mail: andrew@telseylaw.com

October 31, 2008

Board of Directors

Peer Review Mediation and Arbitration, Inc.

1450 S. Dixie Highway

Suite 230

Boca Raton, Florida 33432

Re:	Peer Review Mediation and Arbitration, Inc.

Form S-1Registration Statement and related Prospectus

Dear Sirs:

We hereby consent to the use of the opinion of this firm as Exhibit 5.1 to the Registration Statement of the Registrant, and further consent to the reference to our name in such Registration Statement and related Prospectus.

Yours truly,

s/Andrew I. Telsey, P.C.

ANDREW I. TELSEY, P.C.